Exhibit 21

Entity Name	State of Organization
WRIT Limited Partnership	Delaware
Real Estate Management, Inc.	Maryland
Washington Parking, Inc.	Maryland
WRIT Dulles Station, LLC	Delaware
Washington Metro, Inc.	Maryland
Cascade/Maryland Properties LLC	Washington
Munson Hill Towers, L.L.C.	Virginia
WRIT Frederick Crossing Land, LLC	Delaware
WRIT Frederick Crossing Lease, LLC	Delaware
WRIT Frederick Crossing Associates, Inc.	Maryland
Frederick Crossing Associates, L.C.	Virginia
Frederick Crossing Retail Associates, L.C.	Virginia
SME Rock, LLC	Delaware
SYN-Rock, LLC	Maryland
Trade Rock, LLC	Delaware
SME Rock Manager, Inc.	Delaware
SYN-Rock Manager, Inc.	Delaware
Trade Rock Manager, Inc.	Delaware
WRIT-Kenmore, LLC	Delaware
WRIT-2445 M, LLC	Delaware
WRIT GATEWAY OVERLOOK LLC	Delaware
WRIT 1140 CT LLC	Delaware
WRIT 1227 25th Street LLC	Delaware
650 N. Glebe, LLC	Delaware
WRIT Crimson On Glebe Member LLC	Delaware
WRIT Olney Village Center LLC	Delaware
WRIT Braddock Office LLC	Delaware
WRIT 8283 Greensboro Drive LLC	Delaware
WRIT Braddock Gateway LLC	Delaware
WRIT Fairgate LLC	Delaware
WRIT Yale West LLC	Delaware
WRIT PARAMOUNT LLC	Delaware
WRIT ANC LLC	Delaware
WRIT 1775 EYE STREET LLC	Delaware
WRIT SPRING VALLEY LLC	Delaware
WashREIT Wellington LLC	Delaware
WashREIT OP LLC	Delaware
WashREIT DC REIT LLC	Delaware
WashREIT 1901 Pennsylvania Ave Grantor Trust Ownership LLC	Delaware
WashREIT 1901 Pennsylvania Ave Trustee LLC	Delaware
WashREIT Courthouse Square LLC	Delaware
WashREIT 515 King St LLC	Delaware
WashREIT Frederick County Square LLC	Delaware
WashREIT Wellington Apartments LLC	Delaware
WashREIT Monument II LLC	Delaware
WashREIT Park Adams Apartments LLC	Delaware
WashREIT Roosevelt Towers LLC	Delaware
WashREIT Randolph Shopping Center LLC	Delaware
WashREIT Takoma Park Shopping Center LLC	Delaware

Entity Name	State of Organization
WRIT Limited Partnership	Delaware
WashREIT Wheaton Park Shopping Center LLC	Delaware
WashREIT Centre at Hagerstown LLC	Delaware
WashREIT Westminster Shopping Center LLC	Delaware
WashREIT Shoppes at Foxchase LLC	Delaware
WashREIT Bradlee Shopping Center LLC	Delaware
WashREIT Chevy Chase Metro Center Grantor Trust Ownership LLC	Delaware
WashREIT Chevy Chase Metro Center Trustee LLC	Delaware
WashREIT 1776 G St Grantor Trust Ownership LLC	Delaware
WashREIT 1776 G St Trustee LLC	Delaware
WashREIT 1220 19th St Grantor Trust Ownership LLC	Delaware
WashREIT 1220 19th St Trustee LLC	Delaware
WashREIT 2000 M St Grantor Trust Ownership LLC	Delaware
WashREIT 2000 M St Trustee LLC	Delaware